Exhibit 10.5

LOAN AGREEMENT

 THIS LOAN AGREEMENT (the "Agreement") is made as of June 10, 2021, by and between PROCYON CORPORATION, a Colorado corporation ("Borrower"), whose address is 164 Douglas Road East, Oldsmar, Florida 34677, JUSTICE W. ANDERSON ("Guarantor") and FLAGSHIP BANK ("Lender"), whose address is 29750 US Hwy 19 North, Ste. 210, Clearwater, Florida 33761.

BACKGROUND

A.       Borrower has requested that Lender make available to Borrower a loan in the original principal amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the "Loan"), the proceeds of which Loan shall be used to support working capital needs of Borrower. The Loan will be secured by a lien on the personal property of Borrower (the "Collateral").

B.         Lender has agreed to make the Loan to Borrower, upon the terms and conditions set forth below.

AGREEMENTS

  NOW, THEREFORE, in consideration of the mutual promises herein made and Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is acknowledged, Borrower and Lender agree as follows:

  1.         Background. The above background is true and correct and is incorporated into this Agreement by reference.

  2.         Loan. Lender agrees to make the Loan available to Borrower upon the terms and subject to the conditions set forth in this Agreement:

(a)        Lender shall make the Loan available to Borrower upon the execution by Borrower of the Promissory Note dated the date hereof, in the principal amount of $250,000.00, made by Borrower to the order of Lender (the "Note"). The Note shall have an adjusting interest rate as described therein. Repayment of the Note shall be monthly payments of interest only.

(b)       This Loan allows revolving advances and repayment. Therefore, Borrower may from time to time receive advances hereunder, repay said advances and subsequently reborrow amounts previously advanced and repaid. Lender may, in its sole discretion, make advances upon the written, telephonic or facsimile request of Borrower, and Lender is authorized to rely conclusively upon such requests when received from a person purporting to be Borrower or Borrower's authorized officer or representative. This Loan is subject to a $250.00 annual review fee for any year that the annual average usage is less than $50,000.00.

  (c)        All advances made under the Note shall be secured by a lien on the Collateral.

  3.         Term. The term of this Agreement shall be for a period beginning with the date hereof and terminating upon payment of all unpaid principal and accrued interest under the Note, unless sooner terminated pursuant to the terms of this Agreement.

  4.         Representations and Warranties. Borrower represents and warrants that:

(a)        Financial Condition. All balance sheets, financial statements, profit and loss statements, and all other financial information heretofore furnished to Lender are true and correct and fairly reflect the financial condition of Borrower as of the dates thereof, including all contingent liabilities of every type and that the financial condition of Borrower as stated in the financial statements provided to Lender has not changed materially and adversely since the dates of such documents.

(b)      Capacity and Standing. This Agreement, the Note, and any related documents executed pursuant to this Agreement, when executed, shall constitute valid and binding obligations of Borrower. Borrower warrants and represents that it is a duly organized and existing under the laws of the State of Colorado and is duly qualified and in good standing in every other state in which the nature of its business shall require such qualification, and is duly authorized to make and perform the obligations under the Note, this Agreement and any related documents executed pursuant to this Agreement (the Note, this Agreement, and any other related documents executed pursuant to this Agreement are hereinafter collectively referred to as the "Loan Documents").

(c)       Violation of Other Agreements. The execution of the Loan Documents and the performance of the undersigned pursuant to the Loan Documents will not violate any provision of law, or any agreement, indenture, note or other instrument binding upon Borrower or give cause for the acceleration of any obligations of Borrower.

(d)         Authority. All authority from and approval by any governmental body, commission or agency, State or Federal, necessary to the making or validity of the Loan Documents has been obtained.

(e)        Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Lender by it, and that all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed by the financial statements submitted to Lender.

(f)         Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, excepting to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

  5.         Affirmative Covenants. Borrower covenants and agrees that until payment in full of the principal of and interest on the Note, and its satisfaction of its obligations under this Agreement, unless Lender shall otherwise consent in writing, Borrower will:

(a)        Business Continuity. To the best of its reasonable ability, conduct its business in substantially the same manner as such business is now and has heretofore been carried on and conducted.

(b)       Corporate Existence and Properties. To the best of its reasonable ability, comply fully with all applicable statutes, laws and regulations, and maintain the corporate existence of itself and shall maintain, preserve and keep its property and assets in good repair, working order and condition, making all needed replacements, additions, improvements and renewals thereto, to the extent allowed by this Agreement.

(c)       Access to Books and Records. In the event of a default, allow Lender, or its agents, during normal business hours to have access to the books, financial records and such other financial documents of Borrower as Lender shall reasonably require, and allow Lender to make copies thereof at Lender's expense which copies will be kept confidential by Lender.

(d)        Insurance. Insure the Collateral with companies acceptable to Lender. Such insurance shall be in an amount not less than the fair market value of the Collateral and shall be against such casualties, with such deductible amounts as Lender shall approve. All insurance policies shall be written for the benefit of Borrower and Lender as their interests may appear, payable to Lender as loss payee, or in other form satisfactory to Lender, and such policies or certificates evidencing the same shall be furnished to Lender. All policies of insurance shall provide for written notice to Lender at least thirty (30) days prior to cancellation. Risk of loss or damage is Borrower's to the extent of any deficiency in any effective insurance coverage.

(e)        Compliance with Other Agreements. Comply with all covenants, terms and conditions contained in this Agreement and any other agreements or instruments entered into pursuant to this Agreement.

  6.         Negative Covenants. Borrower covenants and agrees that until payment in full of the principal and interest on the Note, and Borrower's satisfaction of its obligations hereunder, unless Lender shall otherwise consent in writing, Borrower will not:

(a)        Guarantees. Guarantee or otherwise become responsible for obligations of any other person, corporation, or entity excepting for the endorsement of negotiable instruments by Borrower, if any, in the ordinary course of business for collection. This covenant only applies to Borrower and does not apply to Guarantors, if any.

(b)        Encumbrances. Create, assume, or permit to exist any mortgage, security deeds, pledge, lien, charge or other encumbrance on the Collateral, whether now owned or hereafter acquired, other than: (i) the lien of the Security Agreement; (ii) liens for taxes contested in good faith; and (iii) liens created by other obligations of Borrower to Lender.

(c)        Change of Primary Ownership. Sell, assign, pledge or otherwise transfer the primary ownership of the ownership interests in the Borrower so as to result in a change of control in Borrower.

(d)        Transfer of Interests. Sell, convey, assign, lease, pledge or otherwise transfer any of Borrower's interest in or to the Collateral.

7.          Financial Covenants.

  (a)         Debt Service Coverage Ratio. Intentionally deleted.

  (b)         Tangible Net Worth. Intentionally deleted.

(c)        Limitation on Debt. Borrower shall not, directly or indirectly, create, incur, assume or become liable for any additional indebtedness, whether contingent or direct, in excess of $100,000 without first notifying Lender.

(d)        Financial Statements. For so long as any balance remain unpaid on the Note, Borrower shall at all times comply with the following financial reporting requirements unless Lender shall otherwise consent in writing:

Financial Instrument	Applicable Party	Reporting Frequency
CPA Prepared Reviewed Financial Statements	Borrower	On an annual basis within 120 days of fiscal year end
Tax Return	Borrower	Annually within 30 days of filing
Company Prepared Financial Statements	Borrower	Quarterly within 30 days of quarter end
Leases, Debt Schedule & other financial information	Borrower	Upon request

(e)      Deposit Accounts. Borrower shall maintain, for as long as the loan remains outstanding, its primary depository relationship with Lender. If Borrower is in default of this provision, the interest rate on the loan shall increase by one percentage (1%) point retroactive from the date of Closing of (or of inactivity in) the depositing account.

  Borrower shall deliver, promptly, such other information regarding the operation, business affairs, and financial condition of Borrower, which the Lender may reasonably request.

  8.         Events of Default. The following shall be events of default hereunder by Borrower (a "Default"):

(a)         Any representation or warranty made in this Agreement shall prove to be false or misleading in any material respect;

(b)        Any report, certificate (including but not limited to any certification of the correctness of the articles of incorporation or bylaws of any of the corporate entities which constitute Borrower), financial statement or other document furnished in connection with this Agreement or the loan made pursuant hereto, shall prove to be false or misleading in any material respect;

(c)         Failure to make payment of any installment of principal or interest on the Note as and when due and payable (subject to applicable grace or cure period);

(d)         Borrower shall otherwise default on the Note or any other obligation of Borrower to Lender when due or in the performance of any obligation incurred for money borrowed; or

(e)         Breach of any covenant, condition, or agreement made by Borrower pursuant to the Loan Documents, or the occurrence of a default thereunder.

  9.       Remedies Upon Default. In the event of the occurrence of any Default, then Lender may at any time thereafter, at its option, take any or all of the following actions, at the same or different times:

(a)        Declare the balance of the Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in the Note to the contrary notwithstanding; and

(b)        Exercise such other rights and remedies as Lender may be provided in the Note, the Security Agreement and any other Loan Documents executed pursuant to this Agreement, or as provided by law or equity.

10.        Construction. Intentionally deleted.

11.        Miscellaneous Provisions.

(a)        Indirect Means. Any act which Borrower is prohibited from doing shall not be done indirectly through a subsidiary or by any other indirect means.

(b)       Non-Impairment. If any one or more provisions contained in this Agreement or any other document executed pursuant to this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and the documentation executed pursuant hereto, shall not in any way be affected or impaired thereby and this Agreement shall otherwise remain in full force and effect.

(c)         Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

(d)         Waiver. Neither the failure nor any delay on the part of Lender in exercising any right, power, or privilege granted pursuant to this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

(e)        Modification. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless in writing and signed by Lender and Borrower, it being acknowledged by the parties hereto that all terms, conditions and covenants therein and herein contained are deemed to be material and relied upon by Lender and Borrower.

(f)         Stamps and Fees. Borrower shall pay all federal or state stamps or taxes, or other fees and charges, if any, payable or determined to be payable by reason of the execution, delivery or issuance of this Agreement, the Note, the Security Agreement or any security granted to Lender, or the making of any advance from time to time, whether they be payable upon execution or recurring from time to time, Borrower agrees to indemnify and hold harmless Lender against any and all liability in respect therefor.

(g)        Attorneys' Fees. In the event that Borrower shall default in any of its obligations under the Loan Documents, Lender believes it reasonably necessary or proper to employ an attorney to assist in the enforcement or collection of the indebtedness of Borrower to Lender or to enforce any other term or condition of any of the Loan Documents, or in the event Lender voluntarily or otherwise shall become a party to any suit or legal proceeding (including a proceeding conducted under bankruptcy Code), Borrower agrees to pay the reasonable attorneys' fees of Lender and all other costs that may reasonably be incurred by Lender. Borrower shall be liable for such attorneys' fees and costs whether or not any suit or proceeding is commenced (including costs for appellate proceedings, if any).

(h)        Successors and Assigns. This Agreement shall be binding upon the parties and their respective successors and assigns.

(i)         Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and such counterparts together constitute one and the same instrument. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

(j)         Set Off. The Lender shall have a lien upon and a right of set-off against all deposits, monies, securities and other property of Borrower now or hereafter in the possession of, or on deposit with, the Lender, whether held in a general or special account for deposit, for safekeeping or otherwise.

IN WITNESS WHEREOF, Borrower and Lender have caused this Loan Agreement to be duly executed all as of the day and year first above written.

BORROWER:
PROCYON CORPORATION, a Colorado corporation
Print Name:
By: /s/ Justice W. Anderson
Print Name:	Justice W. Anderson, CEO

GUARANTOR:
Print Name:
/s/ Justice W. Anderson
Print Name:	JUSTICE W. ANDERSON

LENDER:
FLAGSHIP BANK
Print Name:
By: /s/ Robert G. Shaw
Print Name:	Robert G. Shaw, Executive Vice President